                                                            EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement dated August 22, 1997 (Form S-8 No. 333-34223) pertaining to the 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc. of our report dated January 30, 1998, with respect to the consolidated balance sheets of Alexandria Real Estate Equities, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997, 1996 and 1995, and the consolidated financial statement Schedule III, rental properties and accumulated depreciation, which are included in the Form 10-K of Alexandria Real Estate Equities, Inc. for the year ended December 31, 1997.


                                                 /s/ ERNST & YOUNG LLP
                                                     -----------------------


Los Angeles, California
March 26, 1998